SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K

                          CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934

                        January 18, 2001
Date of Report (Date of earliest event reported)


___________PENNROCK FINANCIAL SERVICES CORP._________
(Exact name of registrant as specified in its charter)

        Pennsylvania                 0-15040         23-2400021
(State or other jurisdiction       Commission      (IRS Employer
      of incorporation)           File Number)      Ident. No.)

    1060 Main Street, Blue Ball, PA                     17560
(Address of principal executive office)               (Zip Code)

                          (717) 354-4545
        Registrant's telephone number, including area code

                               N/A
   (Former name or former address, if changes since last report)



Item 7.  Financial Statements and Exhibits.

         (c)  Exhibits

              The following exhibits are filed herewith:

Exhibit
 Number   Description

 99.1 Information distributed at investor relations presentation on January 18, 2001.

Item 9.  Regulation FD Disclosure.

     On January 18, 2001 PennRock Financial Services Corp. ("PennRock") is making a presentation to local brokers and other investment professionals for purposes of discussing its pending acquisition of The National Advisory Group, Inc. ("NAG"), which was announced on January 11, 2001. Attached hereto as an
Exhibit is a copy of certain information relating to the acquisition of NAG by PennRock which will be distributed during this presentation. This information will also be available on the website of PennRock's wholly-owned subsidiary, Blue Ball National Bank, (www.bbnb.com) in the section entitled "PennRock Financial Services Corporation," where it will remain available for approximately 30 days.

      The filing of the information set forth in this Report (and the attached Exhibit) should not be construed as reflecting a conclusion on the part of PennRock that such information is material and is not intended by PennRock to create or establish a measure of materiality.

     This Report (including the attached Exhibit) contains "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995 that are based upon PennRock's current expectations, estimates, and projections about future events and financial trends affecting the financial condition of its business and that of NAG. Such statements are not historical facts or guarantees of future performance, events, or results. Such statements involve potentially significant risks and uncertainties. Accordingly, actual results may differ materially from those discussed in such forward-looking statements. Factors which might cause such a difference include, but are not limited to, possible changes in legislation or regulations and changes in economic, competitive, and technological conditions which could affect the operations, pricing, products, and services of PennRock and NAG. PennRock undertakes no obligation to update such statements.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              PENNROCK FINANCIAL SERVICES CORP.


                              By: /s/ George B. Crisp
                                 George B. Crisp,
                                 Vice President and Treasurer

Dated:  January 18, 2001